Joint Filer Information

Names:                              Deerfield Management Company, L.P.,
                                    Deerfield International Limited

Address:                            Deerfield Management Company, L.P:
                                    780 Third Avenue, 37th Floor
                                    New York, NY  10017

                                    Deerfield International Limited
                                    c/o Bisys Management
                                    Bison Court, Columbus Centre, P.O. Box 3460
                                    Road Town, Tortola
                                    British Virgin Islands

Designated Filer:                   James E. Flynn

Issuer and Ticker Symbol:           PAR Pharmaceutical Companies, Inc. (PRX)

Date of Earliest Transaction Reported: August 17, 2009

The undersigned, Deerfield Management Company, L.P., and Deerfield International Limited are jointly filing the attached Statement of Changes In Beneficial Ownership on Form 4 with James E. Flynn with respect to the beneficial ownership of securities of PAR Pharmaceutical Companies, Inc.

Signatures:


DEERFIELD MANAGEMENT COMPANY, L.P.

By:  Flynn Management LLC, General Partner

By:  /s/ James E. Flynn
     -------------------------------
     James E. Flynn, Managing Member


DEERFIELD INTERNATIONAL LIMITED

By:  Deerfield Management Company

By:  Flynn Management LLC, General Partner

By:  /s/ James E. Flynn
     -------------------------------
     James E. Flynn, Managing Member